UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2024

Azenta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Summit Drive, Burlington, MA 01803
(Address of principal executive offices and Zip Code)

(978) 262-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AZTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2024, Azenta, Inc. (“Azenta” or the “Company”) announced that Dr. Stephen Schwartz informed the Company of his intention to retire from his position as President and Chief Executive Officer and a director of the Company after more than 14 years of service. Dr. Schwartz will continue to serve as President and Chief Executive Officer of the Company until such time a new successor is appointed, after which the Company intends to retain Dr. Schwartz as an advisor, ensuring a smooth transition. The Board of Directors of the Company (the “Board”) has initiated a search to identify the Company’s next Chief Executive Officer.

In connection with his retirement, Dr. Schwartz resigned as a director of the Company effective as of May 7, 2024, and the Board reduced the size of the Board from nine to eight members as of such time. Dr. Schwartz’s retirement and resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his retirement and the services Dr. Schwartz will provide during the transition period, on May 8, 2024, the Company and Dr. Schwartz entered into a transition agreement (the “Transition Agreement”). The Transition Agreement provides that Dr. Schwartz will continue to serve as President and Chief Executive Officer in accordance with the terms of his Employment Agreement, dated April 5, 2010, with the Company (the “Employment Agreement”), as modified by the Transition Agreement, until the earlier of December 31, 2024, or the date that the Company’s successor Chief Executive Officer commences employment. In the event that the Company’s successor Chief Executive Officer does not commence employment by December 31, 2024, the Transition Agreement will automatically renew for successive thirty-day terms, unless either the Company or Dr. Schwartz elects not to renew by providing written notice no later than fifteen days prior to the expiration of the then current term of the Transition Agreement.

The Transition Agreement further provides that (a) during the term of the Transition Agreement, (i) Dr. Schwartz will continue to receive his current base salary and participate in the Company’s benefit plans and (ii) each of Dr. Schwartz’ outstanding equity awards will continue to vest and remain exercisable in accordance with their respective terms, (b) Dr. Schwartz remains eligible to receive an annual bonus for the Company’s 2024 fiscal year in an amount equal to and calculated in accordance with the Company’s Performance-Based Variable Compensation Plan, (c) any diminution of responsibilities or authority or reduction of base salary or material employee benefit shall not be considered “Good Reason” under the Employment Agreement or Dr. Schwartz’ Change in Control Agreement, dated June 4, 2015, with the Company (the “Change in Control Agreement”), (d) the payments set forth in the Transition Agreement supersede any severance benefits provided in the Employment Agreement and (e) the Employment Agreement and the Change in Control Agreement shall terminate at the end of the transition term. The Transition Agreement also contains customary releases of claims against the Company by Dr. Schwartz and mutual non-disparagement provisions.

The Company’s obligations to make the payments set forth in the Transition Agreement and enter into the consulting agreement described below shall terminate if the Employment Agreement is terminated (a) upon the death or Long-Term Disability (as defined in the Employment Agreement) of Dr. Schwartz, (b) by the Company with Cause (as defined in the Employment Agreement) or (c) by Dr. Schwartz for any reason.

Upon the appointment of a successor Chief Executive Officer, the Company and Dr. Schwartz intend to enter into a consulting agreement (the “Consulting Agreement”) for Dr. Schwartz to serve as an advisor to the Company until November 30, 2025. Pursuant to the Consulting Agreement, (a) the Company shall pay Dr. Schwartz (i) $66,250 per month through March 31, 2025 and (ii) $33,333.33 per month thereafter through the end of the consulting term and (b) each of Dr. Schwartz’ outstanding equity awards will continue to vest through the end of the consulting term and remain exercisable in accordance with their respective terms.

The foregoing descriptions of the Transition Agreement and the Consulting Agreement are not complete and are qualified in their entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report, and the Consulting Agreement, the form of which is included as an exhibit to the copy of the Transition Agreement filed as Exhibit 10.1 to this Current Report.

Item 7.01Regulation FD Disclosure.

On May 8, 2024, the Company issued a press release announcing Dr. Schwartz’s retirement. A copy of the press release is attached hereto as Exhibit 99.1.

Limitation on Incorporation by Reference. The information in Item 7.01 and Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Current Report and the press release attached as an exhibit hereto, this Current Report and the press release may contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the Company’s Quarterly Report for the quarter ended March 31, 2024 under “Information Related to Forward-Looking Statements” when available.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1+	Transition Agreement, dated May 8, 2024, between Azenta, Inc. and Stephen S. Schwartz.

99.1	Press release issued on May 8, 2024 by Azenta, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
+	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZENTA, INC.

/s/ Jason W. Joseph
Date: May 9, 2024	Jason W. Joseph
Senior Vice President, General Counsel and Secretary